Exhibit 10.8

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of February 4, 2008, among Intelsat (Bermuda), Ltd., a Bermuda exempted company (the “New Guarantor”), Intelsat Jackson Holdings, Ltd., a Bermuda exempted company (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Intelsat (Bermuda), Ltd. as it existed prior to the Transfer described below (“Intelsat Bermuda”), Intelsat, Ltd. (the “Parent Guarantor”) and the Subsidiary Guarantors (as defined below) have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 3, 2006, providing for the issuance of 9 1/4% Senior Notes due 2016 (the “Notes”), initially in the aggregate principal amount of $750,000,000, and providing for the guarantee of the Issuer’s obligations under the Notes by the Parent Guarantor and the Subsidiary Guarantors named therein (the “Subsidiary Guarantors”);

WHEREAS prior hereto Intelsat Bermuda transferred certain of its assets and liabilities to the Issuer (the “Transfer”);

WHEREAS Intelsat Bermuda, the Issuer, the Parent Guarantor and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 4, 2008, whereby the Issuer assumed all of Intelsat Bermuda’s obligations under the Indenture and the Notes, and the Parent Guarantor and the Subsidiary Guarantors confirmed that each of their guarantees applies to the Issuer’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes;

WHEREAS the New Guarantor desires to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Indenture and the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS Section 11.04 of the Indenture provides that in connection with this Second Supplemental Indenture, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that in the opinion of such officers or of such counsel, as applicable, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been satisfied, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Second Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Second Supplemental Indenture, capitalized terms defined in the Indenture and not otherwise defined herein have the meanings assigned such terms in the Indenture. The words “herein,” “hereof” and hereby and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture; provided, that the Issuer may, upon notice to the Trustee, automatically release and discharge the New Guarantor’s Guarantee if and for so long as the New Guarantor was not obligated to become a Guarantor pursuant to the terms of the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows, with copies as provided in Section 11.02 of the Indenture:

Intelsat (Bermuda), Ltd.

c/o Intelsat, Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke, Bermuda HM 08

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

INTELSAT (BERMUDA), LTD.

By:
Name:
Title:

INTELSAT JACKSON HOLDINGS, LTD.

By:
Name:
Title:

[9 1 /4% Senior Notes due 2016 Second Supplemental Indenture Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

[9 1 /4% Senior Notes due 2016 Second Supplemental Indenture Signature Page]